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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of Earliest Event Reported): May 5, 2006


                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                    1-9148                54-1317776
              --------                    ------                ----------
  (State or other jurisdiction   (Commission File Number)     (IRS Employer
          of incorporation)                                 Identification No.)


                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)


       Registrant's telephone number, including area code: (804) 289-9600


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)


[ ] Soliciting  materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

(b) On May 5, 2006, Mr. Ronald Gross retired from the Board of Directors (the "Board") of The Brink's Company (the "Company") at the expiration of his term. Mr. Gross has served with distinction on the Board since 1995.

Item 5.03. Amendments to Articles of Incorporation or  Bylaws;  Change in Fiscal
           Year.

(a) On May 5, 2006, the Board amended and restated the Bylaws of the Company to reduce the number of persons serving on the Board from twelve to eleven.

Item 8.01. Other Events.

On May 5, 2006, the Company issued a press release announcing that the Board had declared a dividend of 6.25 cents per share, an increase over previous dividends, and that the Board had increased the Company's authority to repurchase shares to $100 million. A copy of this release is being filed as
Exhibit 99 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3(ii)  Bylaws of The Brink's  Company,  as amended and  restated  through May 5,
       2006.

99     Press Release, dated May 5, 2006, issued by The Brink's Company.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 THE BRINK'S COMPANY
                                 (Registrant)


Date: May 5, 2006                By: /s/ Robert T. Ritter
                                     -------------------------------------------
                                     Robert T. Ritter
                                     Vice  President and Chief Financial Officer




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                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION
-------    -----------

3(ii)      Bylaws of The Brink's Company, as amended and restated through May 5,
           2006.

99         Press Release, dated May 5, 2006, issued by The Brink's Company.